As filed with the Securities and Exchange Commission on January 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Omega Alpha SPAC

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1566615
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

888 Boylston Street, Suite 1111

Boston, MA 02199

Tel: +1 (617) 502-6530
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

888 Boylston Street, Suite 1111

Boston, MA 02199

Tel: +1 (617) 502-6530
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jocelyn M. Arel Jacqueline Mercier Daniel J. Espinoza Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000 Fax: (617) 523-1231	Joel L. Rubinstein Daniel E. Nussen White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251551

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT BEING REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Class A ordinary shares, $0.0001 par value(2)	2,300,000 shares	$10.00	$23,000,000	$2,509.30
Total			$23,000,000	$2,509.30

(1)	Represents only the additional number of shares being registered and includes 300,000 Class A ordinary shares issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251551).
(2)	The registrant previously registered securities at an aggregate offering price not to exceed $115,000,000 on a Registration Statement on Form S-1 (File No. 333-251551), which was declared effective by the Securities and Exchange Commission on January 6, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $23,000,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of Class A ordinary shares offered by Omega Alpha SPAC (the “Registrant”) by 2,300,000 shares, 300,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A ordinary shares. The contents of the Registration Statement on Form S-1 (File No. 333-251551), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 6, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable, (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 6, 2021.

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT INDEX
5.1	Opinion of Campbells, Cayman Islands Legal Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Campbells (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 6th day of January, 2021.

Omega Alpha SPAC

By:	/s/ Otello Stampacchia
Name: Otello Stampacchia
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Otello Stampacchia and Francesco Draetta, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Otello Stampacchia	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 6, 2021
Otello Stampacchia

/s/ Francesco Draetta	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 6, 2021
Francesco Draetta

/s/ Michelle Doig	President and Director	January 6, 2021
Michelle Doig

/s/ Vincent Ossipow	Chief Scientific Officer	January 6, 2021
Vincent Ossipow

/s/ Daniel Lynch	Director	January 6, 2021
Daniel Lynch

/s/ Jan van de Winkel	Director	January 6, 2021
Jan van de Winkel

/s/ Martin Babler	Director	January 6, 2021
Martin Babler

/s/ Joseph Slattery	Director	January 6, 2021
Joseph Slattery